UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report:  June 14, 2013  (Date of earliest event reported)

CAPSTONE THERAPEUTICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Suite 101, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(602) 286-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

 Annual Meeting of Stockholders

(a)        Our Annual Meeting of Stockholders was held on June 14, 2013 with a quorum in attendance.

(b)        At the Annual Meeting, stockholders elected our nominee for Class I Director and ratified the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2013.  The certified results of the matters voted upon at the meeting, which are more fully described in our Proxy Statement, are as follows:

Proposal 1: Proposal to Elect a Class I Director For Term Expiring in Year 2016:

Number of Shares
Nominee Name	FOR	WITHHELD	BROKER NON-VOTES
Fredric J. Feldman	17,542,354	820,882	11,243,712

Proposal 2: Proposal to Ratify the Appointment of Moss Adams LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2013

Number of Shares
FOR	AGAINST	ABSTAIN
28,882,384	682,686	41,878

  Proposal 3: Advisory Vote on Executive Compensation

Number of Shares
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,419,465	746,624	197,147	11,243,712

  Proposal 4:  Advisory Vote on Frequency of Holding Future Votes on Executive Compensation:

Number of Shares
ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
4,141,943	376,705	13,593,496	251,092	11,243,712

(c)	None

(d)
On June 14, 2013, the Board of Directors of Capstone Therapeutics Corp. (the “Company”) adopted a resolution calling for an advisory vote on Executive Compensation every three years.  The next scheduled Advisory Vote on Executive Compensation will be at the Company’s 2016 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2013	CAPSTONE THERAPEUTICS CORP.

/s/ John M. Holliman, III
John M. Holliman, III
Executive Chairman